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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                A. SCHULMAN, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                                      34-0514850
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  (State of Incorporation                            (I.R.S. employer
      or organization)                               identification no.)



     3550 West Market Street, Akron, Ohio                     44333
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(Address of Principal Executive Offices)                    (zip code)



   If this Form relates to the                If this Form relates to the
   registration of a class of debt            registration of a class of debt
   securities and is effective upon           securities and is to become
   filing pursuant to General                 effective simultaneously with
   Instruction A(c)(1) please                 the effectiveness of a
   check the following box.  [ ]              concurrent registration
                                              statement under the Securities
                                              Act of 1933 pursuant to
                                              General Instruction A(c)(2)
                                              please check the following
                                              box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                  None.
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Securities to be registered pursuant to Section 12(g) of the Act:

                          Special Stock Purchase Rights
                          -----------------------------
                                (title of class)



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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED

                  On November 21, 1997, effective May 27, 1997, A. Schulman, Inc. executed Amendment No. 1 to Rights Agreement ("Amendment No. 1") and amended the Rights Agreement to appoint First Chicago Trust Company of New York as successor Rights Agent to KeyBank National Association.

                  A copy of Amendment No. 1 is attached hereto as Exhibit 1(b) and is incorporated herein by reference.


ITEM 2.           EXHIBITS.

                  1(a) Rights Agreement, dated as of January 12, 1996, between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate.

                  1(b) Amendment No. 1 to Rights Agreement, dated November 21, 1997, and effective May 27, 1997, between the Company, KeyBank National Association and First Chicago Trust Company of New York.

                  2(a) Restated Certificate of Incorporation dated April 6, 1984 (incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for fiscal year ended August 31, 1990).

                  2(b) Certificate of Amendment of Certificate of Incorporation dated December 12, 1985.

                  2(c) Certificate of Amendment of Certificate of Incorporation dated January 9, 1987 (incorporated by reference to Exhibit 3(b) of the Company's Form 10-K for fiscal year ended August 31, 1994).

                  2(d) Certificate of Amendment of Certificate of Incorporation dated December 10, 1987 (incorporated by reference to Exhibit 3(c) of the Company's Form 10-K for fiscal year ended August 31, 1991).

                  2(e) Certificate of Amendment of Certificate of Incorporation dated December 6, 1990 (incorporated by reference to Exhibit 3(d) of the Company's Form 10-K for fiscal year ended August 31, 1991).

                  2(f) Certificate of Amendment of Certificate of Incorporation dated December 9, 1993.


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                  3(a) By-Laws dated December 8, 1983 (incorporated by reference to Exhibit 3(c) of the Company's Form 10-K for fiscal year ended August 31,
1990).

                  3(b) Amendment to the By-Laws dated October 20, 1986 (incorporated by reference to Exhibit 3(f) of the Company's Form 10-K for fiscal year ended August 31, 1991).

                  3(c) Amendment to the By-Laws dated January 11, 1996 (incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K dated January 15, 1996).









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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           A. SCHULMAN, INC.



                                           By: /s/Robert A. Stefanko
                                               ---------------------------------
                                           Name:   Robert A. Stefanko
                                           Title:  Chairman of the Board and
                                                   Chief Financial Officer



Date:  November 21, 1997



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                                  EXHIBIT INDEX

Exhibit                    Description

1(a) Rights Agreement, dated as of January 12, 1996, between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate.*

1(b) Amendment No. 1 to Rights Agreement dated November 21, 1997, between the Company, KeyBank National Association and First Chicago Trust Company of New York.

2(a) Restated Certificate of Incorporation dated April 6, 1984 (incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for fiscal year ended August 31, 1990).

2(b) Certificate of Amendment of Certificate of Incorporation dated December 12, 1985.*

2(c) Certificate of Amendment of Certificate of Incorporation dated January 9, 1987 (incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for fiscal year ended August 31, 1994).

2(d) Certificate of Amendment of Certificate of Incorporation dated December 10, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for fiscal year ended August 31, 1991).

2(e) Certificate of Amendment of Certificate of Incorporation dated December 6, 1990 (incorporated by reference to Exhibit 3(d) of the Company's Form 10-K for fiscal year ended August 31, 1991).

2(f) Certificate of Amendment of Certificate of Incorporation dated December 9, 1993*.

3(a) By-Laws dated December 8, 1983 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for fiscal year ended August 31, 1990).

3(b) Amendment to the By-Laws dated October 20, 1986 (incorporated by reference to Exhibit 3(f) of the Company's Form 10-K for fiscal year ended August 31,
                           1991).


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3(c)                       Amendment to the By-Laws dated January 11, 1996
                           (incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K dated January 15, 1996).


                           *Filed on January 16, 1996 with the Company's Registration Statement on Form 8-A.






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